Exhibit 21.1

BIOSCRIP, INC. AND ITS SUBSIDIARIES

Entity Name	State of Incorporation	Doing Business As
BioScrip, Inc.	Delaware
Applied Health Care, LLC	Delaware
BioScrip Infusion Management, LLC	Delaware
BioScrip Infusion Services, Inc.	California	BioScrip Infusion Services BioScrip Infusion Services of California
BioScrip Infusion Services, LLC	Delaware	BioScrip Infusion Services ADIMA
BioScrip Medical Supply Services, LLC	Delaware
BioScrip Nursing Services, LLC	New York	BioScrip Nursing Services
BioScrip PBM Services, LLC	Delaware	BioScrip PBM Services
BioScrip Pharmacy (NY), Inc.	New York	BioScrip Pharmacy
BioScrip Pharmacy (Puerto Rico), Inc.	Puerto Rico
BioScrip Pharmacy Services, Inc.	Ohio	BioScrip Pharmacy Services
BioScrip Pharmacy, Inc.	Minnesota	BioScrip Pharmacy
Bradhurst Specialty Pharmacy, Inc.	New York	Bradhurst Specialty Pharmacy The Atrium Pharmacy
Cedar Creek Home Health Care Agency, LLC	Tennessee	Deaconess HomeCare I Elk Valley Home Health Care
Chronimed, LLC	Minnesota
CHS Holdings, Inc.	Delaware
Critical Homecare Solutions, Inc.	Delaware
Deaconess Enterprises, LLC	Ohio
Deaconess HomeCare, LLC	Delaware
East Goshen Pharmacy, Inc.	Pennsylvania	InfusionCare O.P.T.I.O.N Care of Chester County
Elk Valley Health Services, LLC	Tennessee	Deaconess HomeCare
Elk Valley Home Health Care Agency, LLC	Tennessee	Deaconess HomeCare
Elk Valley Professional Affiliates, Inc.	Tennessee	Deaconess HomeCare
Gericare, LLC	Tennessee	Deaconess HomeCare II Elk Valley Home Health Care
HomeChoice Partners, Inc.	Delaware
Infusal Partners	Florida
InfuCenters, LLC	Delaware
InfuScience HHA, LLC	Delaware
InfuScience, Inc.	Delaware
InfuScience South Carolina, LLC	Delaware
InfuScience Subs, Inc.	Delaware
Infusion Partners of Brunswick, LLC	Georgia
Infusion Partners of Melbourne, LLC	Georgia
Infusion Partners, LLC	Ohio	Specialty Supply Partners IP Infusion LLC (In MS only)
Infusion Solutions, Inc.	New Hampshire	Infinity Infusion Care Infinity Care Systems
Infusion Therapy Specialists, Inc.	Nebraska	InfuScience First Choice Healthcare
Knoxville Home Therapies, LLC	Tennessee	Infusion Partners
National Health Infusion, Inc.	Florida
Natural Living, Inc.	New York	BioScrip Pharmacy
New England Home Therapies, Inc.	Massachusetts
Option Health, Ltd.	Illinois	Deaconess HomeCare BioScrip Infusion Services Option Care of the Quad Cities
Professional Home Care Services, Inc.	Delaware
Regional Ambulatory Diagnostics, Inc.	Ohio	Deaconess HomeCare
Scott-Wilson, Inc.	Kentucky	Infusion Partners of Lexington Deaconess HomeCare Option Care Home Care Partners
South Mississippi Home Health, Inc.	Mississippi	Deaconess HomeCare Deaconess Hospice South Mississippi Home Health & Hospice Hospice Division South Mississippi Home Health
South Mississippi Home Health, Inc. – Region I	Mississippi	Deaconess HomeCare
South Mississippi Home Health, Inc. – Region II	Mississippi	Deaconess HomeCare
South Mississippi Home Health, Inc. – Region III	Mississippi	Deaconess HomeCare
Specialty Pharma, Inc.	Delaware
Wilcox Medical, Inc.	Vermont	Wilcox Home Infusion Option Care